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                                 UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                       DATE OF REPORT: OCTOBER 19, 1999

                     DATE OF EARLIEST EVENT REPORTED: N.A.


                             UNITED MEDICORP, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        COMMISSION FILE NUMBER 1-10418


                DELAWARE                                      75-2217002
     (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)

     10210 NORTH CENTRAL EXPRESSWAY
                SUITE 400
              DALLAS, TEXAS                                       75231
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (214) 691-2140

                                     N.A.
          -----------------------------------------------------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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                    UNITED MEDICORP, INC. AND SUBSIDIARIES

ITEM 5. OTHER EVENTS

         On October 14, 1999, Allied Health Options, Inc. ("AHO"), a wholly owned subsidiary of the Registrant, filed a voluntary petition in the United States Bankruptcy Court for the Northern District of Texas to liquidate pursuant to Chapter 7 of Title 11 of the United States Bankruptcy Code. The filing was made primarily due to the insolvency of AHO. At October 14, 1999, the net liabilities of AHO totaled approximately $1.8 million of which approximately $700,000 represents unsecured intercompany loans from the Registrant.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (c)   Exhibits

              EXHIBIT NUMBER     DESCRIPTION

                  99.1 Press release issued by the Registrant on October 19, 1999


                                      Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                             UNITED MEDICORP, INC.
                                 (REGISTRANT)



By:    /s/ R. KENYON CULVER                               Date: OCTOBER 19, 1999
       -----------------------------------------------         -----------------
       R. Kenyon Culver
       Vice President and Chief Financial Officer
        (Principal Accounting Officer)